Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Form S-8 of our report dated November 1, 2021 relating to the consolidated financial statements of Color Star Technology Co., Ltd. and its subsidiaries, appearing in its Annual Report on Form 20-F for the year ended June 30, 2021.

/s/ Audit Alliance LLP

Singapore

May 18, 2022